UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                       Date of Report:  November 13, 2001

                         Inform Worldwide Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Colorado                      000-29994          84-1425882

(State or other jurisdiction of  (Commission File Number) (IRS Employer
incorporation of organization)                            Identification Number)

            10333 E. Dry Creek Road, Suite 270, Englewood, CO  80112
                         (Business address and zip code)

                                 (303) 662-0900
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Item  5.  Other  Events.

     The Annual Meeting of shareholders was held on Tuesday, November 13, 2001. The shareholders approved the following items.

     1.   For  the  election  of  the  following  persons  as  Directors:
          Larry G. Arnold, number of votes cast for 9,380,507, votes cast against 1,531,862.
          Don Plekenpol, number of votes cast for 9,380,507, votes cast against 1,531,862.
          J.D. Kish, number of votes cast for 9,380,507, votes cast against 1,531,862.

     2. To increase the authorized number of Class A common stock to a total of 250,000,000 shares. Number of votes cast for 9,409,810, number of votes cast against 1,502,388, and number of abstentions 171.

     3. To amend the Articles of Incorporation regarding liability of Directors and indemnification of Directors and others. Number of votes cast for 9,364,389, number of votes cast against 1,517,219, and number of abstentions 30,761.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

November 13, 2001
                                    Inform Worldwide Holdings, Inc.



                                    /s/  Larry  Arnold
                                    -----------------------------------
                                    By: Larry G. Arnold, CEO & Chairman
                                    Englewood, Colorado


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